Exhibit 10.1

AMENDMENT AND JOINDER AGREEMENT, dated as of October 3, 2012 (this “Agreement”), among INTELSAT (LUXEMBOURG) S.A., a public limited liability company (société anonyme) existing as société anonyme under the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered with the Luxembourg trade and companies' register under number B149.942 (“Holdings”), INTELSAT JACKSON HOLDINGS S.A., a public limited liability company (société anonyme) existing as société anonyme under the laws of the Grand Duchy of Luxembourg, having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered with the Luxembourg trade and companies' register under number B149.959 (the “Borrower”), the Subsidiary Guarantors party hereto, BANK OF AMERICA, N.A., as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities, the “Agent”), the Lenders party hereto and the Tranche B-1 Term Loan Lenders (as defined below) party hereto, to the Credit Agreement, dated as of January 12, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time) (the “Credit Agreement”), among the Borrower, Holdings, the Agent and the Lenders party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, the Borrower has notified the Agent that it is requesting Incremental Tranche B Term Loans pursuant to Section 2.14 of the Credit Agreement;

WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the Borrower may establish Incremental Tranche B Term Loans by, among other things, entering into one or more Joinder Agreements pursuant to the terms and conditions of the Credit Agreement with each Incremental Tranche B Term Loan Lender agreeing to provide such Incremental Tranche B Term Loans;

WHEREAS, the Borrower has requested the borrowing of $3,218,000,000 of Incremental Tranche B Term Loans (such borrowing, the “Incremental Borrowing”, and such Incremental Tranche B Term Loans, the “Tranche B-1 Term Loans”) for the repayment of all outstanding Tranche B Term Loans on the Effective Date and the payment of fees and expenses related to the foregoing and related to the Amendments (as defined below);

WHEREAS, the parties identified on the signature pages hereto as Tranche B-1 Term Loan Lenders (the “Tranche B-1 Term Loan Lenders”) have agreed to make the Tranche B-1 Term Loans on the terms set forth in Section 1 hereto and subject to the conditions set forth herein;

WHEREAS, pursuant to Section 14.1 of the Credit Agreement, the relevant Credit Parties and the Required Lenders may amend the Credit Agreement and the other Credit Documents for certain purposes;

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth in Section 2 hereto (the “Amendments”) and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Incremental Joinder. Subject to the satisfaction of the conditions set forth in Section 4 below (provided that the Incremental Borrowing and the application of proceeds of the Tranche B-1 Term Loans shall be deemed to occur immediately prior to the Amendments):

(a) Each of the Tranche B-1 Term Loan Lenders agrees (i) that it shall be considered a Lender for all purposes under the Credit Agreement and the other Credit Documents and agrees to be bound by the terms thereof and (ii) to make Tranche B-1 Term Loans to the Borrower on the Effective Date in an aggregate principal amount equal to the amount indicated on such Tranche B-1 Term Loan Lender’s signature page hereto as its Tranche B-1 Term Loan Commitment (or such lesser amount allocated to such Tranche B-1 Term Loan Lender by the Agent, as notified to such Tranche B-1 Term Loan Lender by the Agent). The aggregate principal amount of the Tranche B-1 Term Loans made under this Agreement on the Effective Date shall be $3,218,000,000. The Borrower shall use the proceeds of the Tranche B-1 Term Loans as set forth in the recitals to this Agreement. After giving effect to the application of the proceeds of the Tranche B-1 Term Loans, no Tranche B Term Loans shall remain outstanding.

(b) All references in the Credit Agreement and the other Credit Documents to “Tranche B Term Loans”, “Tranche B Term Loan Lenders”, “Tranche B Term Loan Maturity Date” and “Required Tranche B Term Loan Lenders” shall be replaced with “Tranche B-1 Term Loans”, “Tranche B-1 Term Loan Lenders”, “Tranche B-1 Term Loan Maturity Date” and “Required Tranche B-1 Term Loan Lenders”, respectively. In addition, all references in the Credit Agreement and the other Credit Documents to “Tranche B Term Loan Commitments” (other than those references in the defined term “Tranche B Term Loan Commitments” in the Credit Agreement, Section 2.1(a) of the Credit Agreement and Section 4.3(a) of the Credit Agreement) shall be replaced with “Tranche B-1 Term Loan Commitments”.

(c) The Tranche B-1 Term Loans will be a separate Series from the existing Tranche B Term Loans outstanding prior to the Effective Date. The terms and provisions of the Tranche B-1 Term Loans shall be identical to the Tranche B Term Loans, except that:

(i) the Applicable ABR Margin and the Applicable LIBOR Margin with respect to the Tranche B-1 Term Loans shall be as set forth in Section 2(b) below;

(ii) prepayments of the Tranche B-1 Term Loans in connection with a Repricing Transaction (as defined below) within one year of the Effective Date shall be subject to a prepayment premium as set forth in Section 2(e) below;

(iii) the Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the Lenders of Tranche B-1 Term Loans, on each date set forth below, the principal amount of the Tranche B-1 Term Loans equal to (x) the outstanding principal amount of Tranche B-1 Term Loans immediately after the Effective Date multiplied by (y) the percentage set forth below opposite such repayment date:

Number of Months From January 11, 2011	Tranche B-1 Repayment Amount
24	0.25%
27	0.25%
30	0.25%
33	0.25%
36	0.25%
39	0.25%
42	0.25%
45	0.25%
48	0.25%
51	0.25%
54	0.25%
57	0.25%
60	0.25%
63	0.25%
66	0.25%
69	0.25%
72	0.25%
75	0.25%
78	0.25%
81	0.25%
84	0.25%
Tranche B-1 Term Loan Maturity Date	94.75%

(iv) for the avoidance of doubt, with respect to the Tranche B-1 Term Loans, the Applicable ABR Margin and the Applicable LIBOR Margin referred to in the penultimate paragraph of Section 2.14 of the Credit Agreement and in Section 10.2(k) of the Credit Agreement shall be the Applicable ABR Margin and the Applicable LIBOR Margin with respect to the Tranche B-1 Term Loans.

(d) Each Tranche B-1 Term Loan Lender, by signing this Agreement, consents to the Amendments provided for in Section 2 hereof.

(e) Any Tranche B-1 Term Loan Lender that is a Tranche B Term Loan Lender immediately prior to the Effective Date may elect for a “cashless roll” of its Tranche B Term Loans into Tranche B-1 Term Loans by indicating such election on its signature page hereto (such electing Tranche B-1 Term Loan Lenders, the “Rollover Lenders”). It is understood and agreed that (i) simultaneously with the making of Tranche B-1 Term Loans by each Rollover Lender, the Tranche B Term Loans of such Rollover Lender in the aggregate principal amount set forth on the signature page of such Rollover Lender to this Agreement (or such lesser amount allocated to such Tranche B-1 Term Loan Lender by the Agent, as notified to such Tranche B-1 Lender by the Agent) (the “Rollover Amount”) shall be deemed to be extinguished, repaid and no longer outstanding and such Rollover Lender shall thereafter hold a Tranche B-1 Term Loan in an aggregate principal amount equal to such Rollover Lender’s Rollover Amount and (ii) no Rollover Lender shall receive any prepayment being made to other Tranche B Term Loan Lenders holding Tranche B Term Loans from the proceeds of the Tranche B-1 Term Loans to the extent of such Rollover Lender’s Rollover Amount.

Section 2. Amendments to the Credit Agreement. Subject to (x) the satisfaction of the conditions set forth in Section 4 below and (y) the receipt of commitments from Tranche B-1 Term Loan Lenders to make Tranche B-1 Term Loans (including the Tranche B-1 Term Loans of the Rollover Lenders) in an aggregate principal amount of $3,218 million, the Credit Agreement is hereby amended in the following respects (provided that the Incremental Borrowing and the application of proceeds of the Tranche B-1 Term Loans shall be deemed to occur immediately prior to the Amendments):

(a) The following defined terms shall be added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

(i) “Amendment and Joinder Agreement” shall mean the Amendment and Joinder Agreement, dated as of the Amendment Effective Date, by and among Holdings, the Borrower, the Guarantors party thereto, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

(ii) “Amendment Effective Date” shall mean October 3, 2012.

(iii) “Eligible IPO” shall mean any underwritten public offering of the Voting Stock of the Borrower or any direct or indirect parent entity thereof, so long as the gross proceeds thereof, together with all other substantially contemporaneous equity issuances in respect of the Voting Stock of the Borrower or such parent entity, is equal to or greater than $750,000,000.

(iv) “Material Acquisition” shall mean any acquisition by the Borrower or any of the Restricted Subsidiaries that would require the filing of any financial statements of the acquired business pursuant to Rule 3-05 of Regulation S-X under the Securities Act of 1933.

(v) “Tranche B-1 Term Loan Commitment” shall mean, (a) in the case of each Lender that is a Lender on the Effective Date, the amount of such Lender’s commitment to make Tranche B-1 Term Loans pursuant to and in accordance with the Amendment and Joinder Agreement on the Amendment Effective Date and (b) in the case of any Lender that is not covered by clause (a) of this definition and becomes a Lender after the Closing Date, the amount specified as such Lender’s “Tranche B-1 Term Loan Commitment” in the Assignment and Acceptance pursuant to which such Lender renewed a portion of the Tranche B-1 Term Loan Commitment, as the case may be, in each case as the same may be changed from time to time pursuant to the terms hereof.

(b) Section 1.01 of the Credit Agreement shall be further amended as follows:

(i) the definition of ABR shall be amended by deleting “1.50%” and replacing it with “1.25%”.

(ii) the definition of “Applicable ABR Margin” shall be amended and restated in its entirety as follows:

“Applicable ABR Margin” shall mean, at any date, with respect to each ABR Loan that is a Tranche B-1 Term Loan, Revolving Credit Loan or a Swingline Loan, 2.25% per annum; provided that, upon written notice from the Borrower to the Administrative Agent certifying that the corporate family rating of the Borrower from Moody’s then in effect has been raised to B3 (stable) or better, such rate shall be decreased to 2.00% per annum for so long as such corporate family rating of the Borrower from Moody’s remains B3 (stable) or better and has not been withdrawn by Moody’s; provided, further, that the Borrower shall notify the Administrative Agent promptly (and in any event within 3 Business Days) after receiving notice that the corporate family rating of the Borrower from Moody’s then in effect has been lowered to B3 (negative) or worse or has been withdrawn by Moody’s.

(iii) the definition of “Applicable LIBOR Margin” shall be amended and restated in its entirety as follows:

“Applicable LIBOR Margin” shall mean, at any date, with respect to each LIBOR Loan that is a Tranche B-1 Term Loan, Revolving Credit Loan or a Swingline Loan, 3.25% per annum; provided that, upon written notice from the Borrower to the Administrative Agent certifying that the corporate family rating of the Borrower from Moody’s then in effect has been raised to B3 (stable) or better, such rate shall be decreased to 3.00% per annum for so long as such corporate family rating of the Borrower from Moody’s remains B3 (stable) or better and has not been withdrawn by Moody’s; provided, further, that the Borrower shall notify the Administrative Agent promptly (and in any event within 3 Business Days) after receiving notice that the corporate family rating of the Borrower from Moody’s then in effect has been lowered to B3 (negative) or worse or has been withdrawn by Moody’s.

(iv) the definition of “Consolidated EBITDA” shall be amended by deleting the phrase “and for determining the Status of the Borrower” in the two places where it occurs therein.

(v) the definition of “Level I Status” shall be deleted in its entirety.

(vi) the definition of “Level II Status” shall be deleted in its entirety.

(vii) the definition of “LIBOR Rate” shall be amended by deleting “1.50%” and replacing it with “1.25%”.

(viii) the definition of “Permitted Holders” shall be amended and restated in its entirety as follows:

“Permitted Holders” shall mean (i) the Sponsors, (ii) the Management Investors, (iii) any FSS Operator; provided that, in the case of this clause (iii), (a) a Rating Decline shall not have occurred in connection with the transaction (including any incurrence of indebtedness used to finance the acquisition thereof) involving such FSS Operator that causes a Change of Control to occur and (b) immediately after giving pro forma effect to the transaction (including any incurrence of indebtedness used to finance the acquisition thereof) involving such FSS Operator that causes a Change of Control to occur, the Consolidated Secured Debt to Consolidated EBITDA Ratio of the Borrower and its Restricted Subsidiaries and the Consolidated Total Debt to Consolidated EBITDA Ratio of the Borrower and its Restricted Subsidiaries shall not be greater than immediately prior to such transaction and (iv) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), the members of which include any of the Permitted Holders specified in clauses (i), (ii) and/or (iii) above, that (directly or indirectly) holds or acquires beneficial ownership of the Voting Stock of the Borrower or any parent of the Borrower (a “Permitted Holder Group”), so long as no Person or other “group” (other than Permitted Holders specified in clauses (i) through (iii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by such Permitted Holder Group.

(ix) the definition of “Status” shall be deleted in its entirety.

(c) Section 5.1(a) of the Credit Agreement shall be amended by adding the phrase “(or, in the case of LIBOR Loans, three Business Days)” immediately following the phrase “one Business Day” in subclause (a)(i) thereto.

(d) Section 5.1(b) of the Credit Agreement shall be amended and restated in its entirety as follows:

(b) In the event that, on or prior to the first anniversary of the Amendment Effective Date, there shall become effective (A) any amendment, amendment and restatement or other modification of this Agreement which reduces the Applicable ABR Margin or Applicable LIBOR Margin with respect to the Tranche B-1 Term Loans or (B) any optional prepayment or refinancing of the Tranche B-1 Term Loans with proceeds of the substantially concurrent incurrence of new long-term Indebtedness having lower applicable rates than the Applicable ABR Margin or Applicable LIBOR Margin for the Tranche B-1 Term Loans then in effect (other than, in each case, (x) concurrently with, or within 90 days after, an Eligible IPO or (y) in connection with any Material Acquisition) each such amendment, amendment and restatement, modification, prepayment or refinancing pursuant to clause (A) or (B), as the case may be, shall be accompanied by a fee or prepayment premium, as applicable, equal to 1.0% of the principal amount of (i) the Tranche B-1 Term Loans outstanding on the effective date of such amendment with respect to which the Applicable ABR Margin or Applicable LIBOR Margin thereon has been reduced or (ii) the Tranche B-1 Term Loans that are so repaid or refinanced, as applicable; provided, that in determining the Applicable ABR Margin or Applicable LIBOR Margin applicable to the Tranche B-1 Term Loans and such Indebtedness, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders of the Tranche B-1 Term Loans or such Indebtedness in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity) and (y) any underwriting or arrangement fees payable to the arrangers or their Affiliates in connection with the Tranche B-1 Term Loans and such Indebtedness shall be excluded. For the avoidance of doubt, the requirements of this clause (b) shall not apply with respect to any amendment, amendment and restatement or other modification of this Agreement that requires or permits a transaction that results in a change in the Borrower’s corporate credit rating from Moody’s resulting in a decrease in the Applicable ABR Margin or the Applicable LIBOR Margin, but does not otherwise amend the Applicable ABR Margin or the Applicable LIBOR Margin with respect to the Tranche B-1 Term Loans.

(e) Section 9.1(d)(iii) shall be deleted in its entirety.

(f) Section 10.2(k) of the Credit Agreement shall be amended by deleting “(i)” in the first proviso thereto, by deleting the phrase “, and” immediately prior to clause (ii) of the first proviso thereto and by deleting clause (ii) of the first proviso thereto in its entirety.

Section 3. Representations and Warranties. The Credit Parties represent and warrant to the Lenders (including the Tranche B-1 Term Loan Lenders) as of the Effective Date that:

(a) no Default or Event of Default exists on the Effective Date before or after giving effect to the Incremental Borrowing, the Amendments and the application of proceeds of the Tranche B-1 Term Loans;

(b) on the Effective Date, before and after giving effect to the Incremental Borrowing, the Amendments and the application of proceeds of the Tranche B-1 Term Loans, all representations and warranties made by any Credit Party contained in Section 8 of the Credit Agreement or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); and

(c) the Borrower and its Subsidiaries shall be in pro forma (giving effect to the Incremental Borrowing, the Amendments and the application of proceeds of the Tranche B-1 Term Loans) compliance with the covenants set forth in Section 11 of the Credit Agreement as of June 30, 2012 after giving effect to the Incremental Borrowing, the Amendments and the application of proceeds of the Tranche B-1 Term Loans.

Section 4. Conditions to Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which each of the following conditions is satisfied or waived:

(a) Certain Documents. The Agent shall have received each of the following, each dated the Effective Date unless otherwise indicated or agreed to by the Agent and each in form and substance reasonably satisfactory to the Agent:

(i) this Agreement executed by the Tranche B-1 Term Loan Lenders, the Required Lenders (provided that the determination of the Required Lenders for purposes of the Amendments provided for in Section 2 shall be made after giving effect to the Incremental Borrowing and the application of proceeds of the Tranche B-1 Term Loans), each Lender that has a Revolving Credit Commitment, the Borrower, the other Credit Parties and the Agent;

(ii) certified copies of resolutions of the board of directors of each Credit Party approving the execution, delivery and performance of this Agreement and the other documents to be executed in connection herewith;

(iii) a certificate of the secretary or assistant secretary of each Credit Party dated the Effective Date, certifying (A) that attached thereto is a true and complete copy of each organizational document of such Credit Party and that either (x) such organizational documents have not been altered since delivery of such documents on the Effective Date (including certification, if any, by the Secretary of State of the state of its organization delivered on the Effective Date) or (y) such organizational document are in full force and effect on the date hereof, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party authorizing the execution, delivery and performance of this Agreement and, in the case of the Borrower, the borrowings of the Tranche B-1 Term Loans referenced herein, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of such Credit Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (iii));

(iv) a certificate as to the good standing of each Credit Party, to the extent requested by the Agent (in so-called “long-form” if available), as of a recent date, from such Secretary of State (or other applicable Governmental Authority);

(v) a certificate of an Authorized Officer of the Borrower to the effect that each of the conditions set forth in Section 7.1 of the Credit Agreement and this Section 4 have been satisfied; and

(vi) a favorable opinion of (a) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Borrower, (b) Elvinger, Hoss & Prussen, Luxembourg counsel to the Borrower, (c) Baker & McKenzie, special U.K. counsel to the Borrower and (d) Triay Stagnetto Niesh, special Gibraltar counsel to the Borrower, each in form and substance reasonably satisfactory to the Agent.

(b) Fees and Expenses Paid. The Lead Arrangers (as defined below) and the Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least one Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses (including the legal fees and expenses payable pursuant to Section 6 hereof) required to be reimbursed or paid by the Borrower on or prior to the Effective Date hereunder or under any other Credit Document.

Section 5. Extension of Loan. The Tranche B-1 Term Loan Lenders shall make their respective Tranche B-1 Term Loans available to the Borrower on the Effective Date.

Section 6. Expenses. Borrower agrees to reimburse the Agent for its and the BANA’s reasonable out-of-pocket expenses incurred by them in connection with this Agreement, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, and local counsel in each applicable jurisdiction.

Section 7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

Section 8. Applicable Law. The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

Section 9. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10. Effect of Incremental Amendment. Except as expressly set forth herein, this Agreement shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Credit Document to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Agreement and the Credit Agreement shall be read together and construed as a single instrument. This Agreement shall constitute a Credit Document.

Section 11. Acknowledgement and Affirmation. Each of Holdings, the Borrower and each Subsidiary Guarantor hereby (i) expressly acknowledges the terms of the Credit Agreement as amended hereby, (ii) ratifies and affirms, after giving effect to this Agreement, its obligations under the Credit Documents (including guarantees and security agreements) executed by Holdings, the Borrower and/or such Subsidiary Guarantor and (iii) after giving effect to this Agreement, acknowledges, renews and extends its continued liability under all such Credit Documents and agrees such Credit Documents remain in full force and effect.

Section 12. Roles. It is agreed that each of Bank of America, N.A. (“BANA”), Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC will act as joint lead arrangers for the Incremental Borrowing and the Amendments (collectively, the “Lead Arrangers”).

[signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Incremental Amendment to be duly executed as of the date first written above.

INTELSAT JACKSON HOLDINGS S.A.

By:	/s/ Flavien Bachabi
Name: Flavien Bachabi
Title: Chairman & Chief Executive Officer

INTELSAT (LUXEMBOURG) S.A.

By:	/s/ Flavien Bachabi
Name: Flavien Bachabi
Title: Chairman & Chief Executive Officer

[Signature page to Incremental Amendment]

ACCESSPAS, INC.

INTELSAT ASIA CARRIER SERVICES, INC.

INTELSAT GLOBAL SERVICE LLC

INTELSAT INTERNATIONAL EMPLOYMENT, INC.

INTELSAT SERVICE AND EQUIPMENT CORPORATION

PANAMSAT CAPITAL CORPORATION

PANAMSAT EUROPE CORPORATION

PANAMSAT INDIA, INC.

PANAMSAT SERVICES, INC.

SOUTHERN SATELLITE CORP.

SOUTHERN SATELLITE LICENSEE CORPORATION

PANAMSAT INTERNATIONAL SALES, LLC

By:	/s/ Patricia Casey
Name: Patricia Casey
Title: Senior Vice President, General Counsel & Secretary

INTELSAT CORPORATION

By:	/s/ Patricia Casey
Name: Patricia Casey
Title: Senior Vice President, Deputy General Counsel & Secretary

INTELSAT USA LICENSE LLC INTELSAT USA SALES LLC

By:	/s/ Patricia Casey
Name: Patricia Casey
Title: Secretary

[Signature page to Incremental Amendment]

INTELSAT (GIBRALTAR) LIMITED INTELSAT NEW DAWN (GIBRALTAR) LIMITED INTELSAT SUBSIDIARY (GIBRALTAR) LIMITED

By:	/s/ Jean-Philippe Gillet
Name: Jean-Philippe Gillet
Title: Director

[Signature page to Incremental Amendment]

INTELSAT LUXEMBOURG INVESTMENT S.A.R.L.

By:	/s/ Jean-Philippe Gillet
Name: Jean-Philippe Gillet
Title: Manager

INTELSAT GLOBAL SALES & MARKETING LTD.

By:	/s/ Jean-Philippe Gillet
Name: Jean-Philippe Gillet
Title: Chairman

INTELSAT UK FINANCIAL SERVICES LTD.

By:	/s/ Jean-Philippe Gillet
Name: Jean-Philippe Gillet
Title: Chairman

INTELSAT HOLDINGS LLC INTELSAT LICENSE LLC INTELSAT LICENSE HOLDINGS LLC INTELSAT SATELLITE LLC

By:	/s/ Flavien Bachabi
Name: Flavien Bachabi
Title: Deputy Chairman

INTELSAT OPERATIONS S.A.

By:	/s/ Flavien Bachabi
Name: Flavien Bachabi
Title: Chairman & Chief Executive Officer

[Signature page to Incremental Amendment]

INTELSAT INTERNATIONAL SYSTEMS LLC PANAMSAT INDIA MARKETING, L.L.C. PANAMSAT INTERNATIONAL HOLDINGS, LLC PANAMSAT INTERNATIONAL SYSTEMS MARKETING, L.L.C. PAS INTERNATIONAL LLC

By:	/s/ Patricia Casey
Name: Patricia Casey
Title: Manager

[Signature page to Incremental Amendment]

BANK OF AMERICA, N.A., as Agent

By:	/s/ Paley Chen
Name: Paley Chen Title: Vice President

[Signature page to Incremental Amendment]

The undersigned Tranche B-1 Term Loan Lender hereby commits to provide Tranche B-1 Term Loans on the Effective Date in the amount set forth below (or such lesser amount allocated to such Tranche B-1 Term Loan Lender by the Agent, as notified to such Tranche B-1 Lender by the Agent) and consents to the Amendments:

[ ], as a Tranche B-1 Term Loan Lender

By:
Name:
Title:

For any institution requiring a second signatory:

By:
Name:
Title:

Amount of Tranche B-1 Term Loan Commitment: $

Cashless Roll Election:

☐	By checking the box to the left, the above-signed Tranche B-1 Term Loan Lender hereby elects to convert the Rollover Amount of its Tranche B Term Loans to Tranche B-1 Term Loans in a like principal amount.

[Signature page to Incremental Amendment]

The undersigned Revolving Facility Lender hereby consents to the Amendments:

[ ], as a Lender

By:
Name:
Title:

For any institution requiring a second signatory:

By:
Name:
Title:

[Signature page to Incremental Amendment]